As filed with the Securities and Exchange Commission on May 18, 2007

                                                     Registration No. 333-____
     =====================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                              42-1520346
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                 711 HIGH STREET
                             DES MOINES, IOWA 50392
                    (Address of Principal Executive Offices)


            PRINCIPAL FINANCIAL GROUP, INC. 2005 STOCK INCENTIVE PLAN PRINCIPAL FINANCIAL GROUP, INC. 2005 DIRECTORS STOCK PLAN
                            (Full title of the Plans)


                              KAREN E. SHAFF, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         PRINCIPAL FINANCIAL GROUP, INC.
                                 711 HIGH STREET
                             DES MOINES, IOWA 50392
                                 (515) 247-5111
            (Name, address and telephone number of agent for service)

     =====================================================================





                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed
Title                                              maximum             maximum
Securities to be                Amount to be       offering price per  aggregate          Amount of
registered                      registered         share(2)            offering price(2)  registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01
per share                       24,500,000(1)       $60.60             $1,484,700,000.00  $45,580.29
-------------------------------------------------------------------------------------------------------------


(1) Consists of shares of common stock to be offered pursuant to the Principal Financial Group, Inc. 2005 Stock Incentive Plan and the
         Principal Financial Group, Inc. 2005 Directors Stock Plan. Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the employee benefit plans described herein is hereby also registered.

(2) Estimated solely for the purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act based on the average of high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on May 16, 2007, which was $60.60.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference:

     (a) Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006 (filed February 28, 2007)

     (b) Principal Financial Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (filed May 2, 2007)

     (c)   Principal  Financial  Group's  Current  Reports  on Form  8-K  dated:
           December 31, 2006 (filed January 3, 2007) January 18, 2007 (filed January 18, 2007) February 5, 2007 (filed February 6, 2007) April 23, 2007 (filed April 23, 2007) April 30, 2007 (filed May 1, 2007)

     (d) Amendment No. 4 to Principal Financial Group, Inc.'s Registration Statement on Form S- 1, file number 333-62558, and related Prospectus, as filed with the Securities and Exchange Commission on October 22, 2001. Information relating to Principal Financial Group, Inc.'s common stock is set forth under the caption "Description of Capital Stock and Change of Control Related Provisions" in the Registration Statement on Form S-1.

In addition, all documents subsequently filed by Principal Financial Group, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being offered under this Registration Statement are being passed upon for the Registrant by Karen E. Shaff, Esq., the Registrant's Executive Vice President and General Counsel. Ms. Shaff is eligible to receive shares under the Principal Financial Group, Inc. 2005 Stock Incentive Plan, whose shares are subject to this Registration Statement.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and our certificate of incorporation and by-laws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of criminal law. In addition, the Delaware General Corporation Law and our certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

If the person involved is not a director or officer of Principal Financial Group, Inc., the board of directors may cause Principal Financial Group, Inc. to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was our employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

We have policies in force and effect to insure our directors and officers against such losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page nine.


ITEM 9.  UNDERTAKINGS

          (a)  Rule 415 Offering. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

               (ii) To reflect  in the  Prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
               Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for Indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, Iowa on May 14, 2007.


                                          PRINCIPAL FINANCIAL GROUP, INC.

                                          By /s/ J. BARRY GRISWELL
                                             ----------------------------------
                                             J. Barry Griswell
                                             Chairman, President and Chief
                                             Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Dated:  May 14, 2007

By  /S/ J. BARRY GRISWELL                        By /S/ C. DANIEL GELATT, JR.
    -------------------------------              -------------------------------
     J. Barry Griswell                           C. Daniel Gelatt, Jr.
     Chairman, President, Chief                  Director
     Executive Officer and Director

By  /S/ MICHAEL H. GERSIE                        By /S/ SANDRA L. HELTON
    -------------------------------              -------------------------------
     Michael H. Gersie                           Sandra L. Helton
     Executive Vice President and Chief          Director
     Financial Officer (Principal Financial
     Officer and Chief Accounting Officer)

By  /S/ LARRY D. ZIMPLEMAN                       By /S/ WILLIAM T. KERR
    -------------------------------              -------------------------------
     Larry D. Zimpleman                          William T. Kerr
     President, Chief Operating Officer          Director
       and Director

By  /S/ BETSY J. BERNARD                         By /S/ RICHARD L. KEYSER
    -------------------------------              -------------------------------
     Betsy J. Bernard                            Richard L. Keyser
     Director                                    Director

By  /S/ JOCELYN CARTER-MILLER                    By /S/ ARJUN K. MATHRANI
    -------------------------------              -------------------------------
     Jocelyn Carter-Miller                       Arjun K. Mathrani
     Director                                    Director

By  /S/ GARY E. COSTLEY                          By /S/ ELIZABETH E. TALLETT
    -------------------------------              -------------------------------
     Gary E. Costley                             Elizabeth E. Tallett
     Director                                    Director

By  /S/ MICHAEL T. DAN                           By /S/ THERESE M. VAUGHAN
    -------------------------------              -------------------------------
     Michael T. Dan                              Therese M. Vaughan
     Director                                    Director

By  /S/ DAVID J. DRURY
    -------------------------------
     David J. Drury
     Director

                                INDEX TO EXHIBITS


 EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
 -----------                                ------------------------

4.1 Form of Certificate for the Common Stock of Principal Financial Group, Inc., par value $0.01 per share, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Registration Statement on Form S-1, as amended (No. 333-62558).

4.1.1 Certificate of Designations of the Company's Series A Non-Cumulative Perpetual Preferred Stock dated June 16, 2005, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.2 Certificate of Designations of the Company's Series B Non-Cumulative Perpetual Preferred Stock, dated June 16, 2005, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.3 Specimen Stock Certificate for the Company's Series A Non-Cumulative Perpetual Preferred Stock, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.4 Specimen Stock Certificate for the Company's Series B Non-Cumulative Perpetual Preferred Stock, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Current Report on Form 8-K filed on June 17, 2005 (Commission File No. 1-16725).

4.1.5 Senior Indenture, dated as of October 11, 2006, between Principal Financial Group, Inc. and The Bank of New York, as Trustee, incorporated by reference to exhibit filed with Principal Group, Inc.'s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.6 First Supplemental Indenture, dated as of October 16, 2006, among Principal Financial Group, Inc., Principal Financial Services, Inc. and The Bank of New York, as Trustee, incorporated by reference to exhibit filed with Principal Group, Inc.'s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.7 6.05% Senior Note ($500,000,000) due October 15, 2036, incorporated by reference to exhibit filed with Principal Group, Inc.'s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.1.8 6.05% Senior Note ($100,000,000) due October 15, 2036 incorporated by reference to exhibit filed with Principal Group, Inc.'s Current Report on Form 8-K filed on December 6, 2006 (Commission File No. 1-16725).

4.1.9 Guarantee, dated as of October 16, 2006, by Principal Financial Services, Inc. incorporated by reference to exhibit filed with Principal Group, Inc.'s Current Report on Form 8-K filed on October 16, 2006 (Commission File No. 1-16725).

4.2 Amended and Restated Stockholder Rights Agreement, dated as of October 22, 2001, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 (Commission File No. 1-116725).

4.2.1 Amendment to the Amended and Restated Rights Agreement, dated as of January 17, 2005, incorporated by reference to exhibit filed with Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 (Commission File No. 1-16725).

 5*         Opinion of Karen E. Shaff

 23.1*      Consent of Ernst & Young LLP

 23.2       Consent of Karen E. Shaff (included in Exhibit 5.1).

 24*        Powers of Attorney

99.1 Principal Financial Group, Inc. 2005 Stock Incentive Plan, previously filed as Appendix C to Principal Financial Group, Inc.'s Proxy Statement filed March 31, 2005 and incorporated herein by reference.

99.2 Principal Financial Group, Inc. 2005 Directors Stock Plan, previously filed as Appendix A to Principal Financial Group's Proxy Statement filed March 31, 2005 and incorporated herein by reference.


 *filed herewith

                                                                      Exhibit 5

[Principal Financial Group Letterhead]

May 16, 2007


Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

Dear Sirs or Mesdames:

I serve as General Counsel to Principal Financial Group, Inc., a Delaware corporation (the "Company"), and deliver this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to 24,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Principal Financial Group, Inc. 2005 Stock Incentive Plan and the Principal Financial Group, Inc. 2005 Directors Stock Plan (together, the "Plans").

I or other attorneys working under my direction have examined the originals, or copies certified or otherwise identified to my or said attorneys' satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in my or said attorneys' judgment are necessary or appropriate to enable me to render the opinion set forth below.

Based on the foregoing, I am of the opinion that authorized but not previously issued shares of Common Stock which may be issued under the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Karen E. Shaff

Karen E. Shaff
Executive Vice President
and General Counsel

                                                                   Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated February 20, 2007, in the Registration Statement (Form S-8 dated May 18, 2007 ) pertaining to the Principal Financial Group, Inc. 2005 Stock Incentive Plan and the Principal Financial Group, Inc. 2005 Directors Stock Plan, with respect to the consolidated financial statements and schedules of Principal Financial Group, Inc., Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Principal Financial Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG
----------------------------
Des Moines, Iowa
May 17, 2007

                                                                     Exhibit 24
                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints J. Barry Griswell, Michael H. Gersie, Karen E. Shaff and Joyce N. Hoffman, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person's behalf individually and in each capacity stated below a Registration Statement on Form S-8 for the registration of 500,000 shares of Principal Financial Group, Inc. common stock to be issued under the Principal Financial Group, Inc. 2005 Directors Stock Plan, and 24,000,000 shares of Principal Financial Group, Inc. common stock to be issued under the Principal Financial Group, Inc. 2005 Stock Incentive Plan, pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorney-in-fact or agent may lawfully do or cause to be done by virtue hereof.

Dated May 14, 2007


/S/ J. BARRY GRISWELL                      /S/ C. DANIEL GELATT, JR.
------------------------------             -------------------------------
J. Barry  Griswell                         C. Daniel  Gelatt,  Jr.
Chairman,  President and Chief             Director
Executive Officer, Director

/S/ MICHAEL H. GERSIE                      /S/ SANDRA L. HELTON
------------------------------             -------------------------------
Michael H. Gersie                          Sandra L. Helton
Executive Vice President and Chief         Director
Financial Officer

/S/ LARRY D. ZIMPLEMAN                     /S/ WILLIAM T. KERR
------------------------------             -------------------------------
Larry D. Zimpleman                         William T. Kerr
President, Chief Operating Officer         Director
and Director

/S/ BETSY J. BERNARD                       /S/ RICHARD L. KEYSER
------------------------------             -------------------------------
Betsy J. Bernard                           Richard L. Keyser
Director                                   Director

/S/ JOCELYN CARTER-MILLER                  /S/ ARJUN K. MATHRANI
------------------------------             -------------------------------
Jocelyn Carter-Miller                      Arjun K. Mathrani
Director                                   Director

/S/ GARY E. COSTLEY                        /S/ ELIZABETH E. TALLETT
------------------------------             -------------------------------
Gary E. Costley                            Elizabeth E. Tallett
Director                                   Director

/S/ MICHAEL T. DAN                         /S/ THERESE M. VAUGHAN
------------------------------             -------------------------------
Michael T. Dan                             Therese M. Vaughan
Director                                   Director

/S/ DAVID J. DRURY
------------------------------
David J. Drury
Director